Merrill Lynch & Co., Inc.
$4,000,000,000                                                     Filed under Rule 424 (b)(3), Registration Statement No. 333-83374
Merill Lynch Notes Due Nine Months                                                Pricing Supplement No. 10008 - dated June 21, 2002
or More from Date of Issue                        (To prospectus dated April 1, 2002 and prospectus supplement dated April 22, 2002)
====================================================================================================================================
                                                                                                  Interest     Stated
    CUSIP                       Aggregate        Price to        Purchasing       Interest Rate    Payment     Maturity   Survivor's
    Number                   Principal Amount    Public(1)   Agent's Discount(1)    Per Annum     Frequency      Date       Option
====================================================================================================================================

   5901M0AT6                    $2,125,000        100.0%           0.6250%            3.95%        Monthly     6/27/2005        No

Redemption Information:  N/A
------------------------------------------------------------------------------------------------------------------------------------

   5901M0AU3                    $3,708,000        100.0%           1.0000%            4.80%        Monthly     6/26/2007        No

Redemption Information: N/A
------------------------------------------------------------------------------------------------------------------------------------

   5901M0AV1                    $5,460,000        100.0%           1.2000%            5.20%        Monthly     6/26/2009        No

Redemption Information:  Redeemable at the option of Merrill Lynch &Co., Inc. on 7/15/04 and each Interest Payment Date thereafter, at a price equal to 100%.
------------------------------------------------------------------------------------------------------------------------------------

                                     Trade Date: Friday June 21, 2002                                            Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]     Issue Date: Wednesday June 26, 2002                                            Purchasing Agent
4 World Financial Center             Minimum Denominations/Increments: $1,000/$1,000                             Acting as Principal
New York, NY 10080                   Original Issue Discount: No
                                     All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                     Merrill Lynch DTC Participant Number:  5132

                                     (1) Expressed as a percentage of the aggregate principal amount.
====================================================================================================================================